Exhibit 99.1

Unusual Machines Accelerates Domestic Battery Manufacturing by Signing a Merger Agreement to Acquire Upgrade Energy

Upgrade Energy’s battery and power systems expertise immediately strengthens Unusual Machines' domestic engineering and manufacturing capabilities

ORLANDO, FLORIDA / ACCESS Newswire / May 11, 2026 — Unusual Machines, Inc. (NYSE American: UMAC), a leading manufacturer of NDAA-compliant drone components, today announced it has signed a definitive agreement to acquire DroneNX LLC, which operates as Upgrade Energy, a manufacturer of battery and power systems solutions for unmanned aerial systems.

The transaction is valued at approximately $52 million and is expected to consist of a combination of cash and stock consideration, including a performance-based earnout.

The acquisition adds battery expertise to Unusual Machines’ domestic manufacturing and engineering operations, broadens the Company’s capabilities by adding new drone components, and strengthens its domestic manufacturing capabilities. Upgrade Energy currently operates out of an 18,500-square-foot facility in Torrance, CA and employs approximately 30 engineering and production personnel. Unusual Machines plans to expand battery pack operations by adding a second production facility in Orlando, FL in the coming months.

“Batteries are a foundational part of drone power systems and have a huge impact on performance and reliability,” said Allan Evans, CEO of Unusual Machines. “Upgrade Energy adds the best battery and power systems expertise we have worked with. In addition to the battery expertise, Matt and the entire Upgrade team share our culture, attitude, and represent a huge windfall in terms of adding talent to our workforce.”

“We built Upgrade Energy to solve flight time and reliability challenges for drone operators through high-performance drone batteries manufactured in the United States,” said Matthew Barnard, CEO of Upgrade Energy. “Joining Unusual Machines gives us the scale and operational support to move faster and accelerate the development of our technology. We believe the drone industry is entering an important phase of growth, and we’re excited to contribute to that momentum as part of Unusual Machines.”

The closing of the transaction remains subject to customary closing conditions, including receipt of an audit for Upgrade Energy for 2025. Following closing, the business will operate as part of Unusual Machines’ growing portfolio of drone component and technology companies.

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About Unusual Machines, Inc.

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit unusualmachines.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s anticipated acquisition of Upgrade Energy and growth of both companies. Forward-looking statements are often identifiable by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third parties to deliver parts needed to manufacture our drone components; risks related to inventory management and potential obsolescence; uncertainty regarding government procurement programs and timelines; risks associated with our rapid expansion, the meeting of closing conditions and the various risk factors relating to manufacturing and other risks described within the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Contact:

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com

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